RESTATED CERTIFICATE OF
                                  INCORPORATION
                                       OF
                            HARDING ASSOCIATES, INC.

         Harding Associates, Inc. a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         1. The name of the corporation is Harding Associates, Inc. Harding Associates, Inc. was originally incorporated under the name Harding Merger Subsidiary, Inc., and the original Certificate of Incorporation of said corporation was filed with the Secretary of State of the State of Delaware on July 9, 1987.

         2. This Restated Certificate of Incorporation only restates and integrates but does not further amend the provisions of the Certificate of Incorporation of this corporation, as heretofore amended or supplemented.

         3. Pursuant to Section 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation was adopted by the Board of Directors of the corporation at a meeting on July 30, 1987, without of vote of the stockholders.

         4. The text of the Certificate of Incorporation as heretofore amended or supplemented is hereby restated to read in its entirety as follows:

         FIRST:   The name of this Corporation is HARDING ASSOCIATES, INC.

         SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH: The corporation is authorized to issue two classes of shares, designated respectively `Common' and `Preferred.' The total number of Common shares authorized is ten million (10,000,000), and the total number of Preferred shares authorized is one million (1,000,000). Both Common and Preferred shares shall have a par value of one cent ($0.01) per share. The Preferred shares shall be issued in series, and the Board of Directors shall fix the designation and number of shares of each such series and shall determine or alter the rights, privileges, preferences and restrictions granted to or imposed on any wholly unissued series of such shares. As to any such series, the Board may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

         FIFTH:  The name and mailing address of the incorporator is as follows:

         Name                                Mailing Address
         ----                                ---------------
Philip S. Boone, Jr.                         555 Montgomery Street
                                             Fifteenth Floor
                                             San Francisco, California  94111

         SIXTH:   This Corporation is to have perpetual existence.

         SEVENTH: Elections of the Directors need not be by written ballot unless the Bylaws of this Corporation shall so provide.

         EIGHTH: The Board of Directors of this Corporation shall have the power to amend its Bylaws by vote of a majority of the Directors of all classes in office.

         NINTH: Meetings of the stockholders of this Corporation may be held within or without the State of Delaware, as the Bylaws may provide. The books of this Corporation may be kept (subject to any provisions contained in any applicable statutes) outside the State of Delaware, at such place or places as may be designated from time to time by the Board of Directors.

         TENTH: No action shall be taken by the stockholders of this Corporation except at an annual or special meeting of the stockholders. No action shall be taken by stockholders by written consent.

         ELEVENTH: Special meetings of the stockholders of this Corporation for any purpose or purposes may be called at any time by (a) the Board of Directors,
(b) a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the Bylaws of this Corporation, include the power to call such meetings, or (c) the holder or holders of not less than ten percent (10%) of the outstanding shares entitled to vote at such a meeting.

         TWELFTH: Advance notice of stockholder nominations for the election of Directors shall be given in the manner provided in the Bylaws of this Corporation.

         THIRTEENTH: Section 1. Number of Directors. The number of Directors of this Corporation shall not be less than five (5) nor more than eleven (11), with the exact number within that range to be determined by the Board of Directors from time to time in accordance with the Bylaws.

         Section 2. Classification of Directors. The Board of Directors shall be divided into three (3) classes, which shall be designated as Class I, Class II and Class III, and which shall be as nearly equal in number as possible. Each class of Directors shall serve for a term of three (3) years, ending on the date of the third annual meeting of stockholders following the annual meeting at which the members of such class were elected; provided, however, that each initial Director in Class I shall hold office until the annual meeting of stockholders in 1988; each initial Director in Class II shall hold office until the annual meeting of stockholders in 1989; and each initial Director in Class III shall hold office until the annual meeting of stockholders in 1990, so that after the expiration of each such initial term, the term of office of one class of Directors shall expire each year when their respective successors have been duly elected by the stockholders and qualified. At each annual meeting of stockholders held after 1987, the Directors elected to succeed those whose terms then expired shall be identified as being of the same class as the Directors they succeed. For the purpose of the annual meeting of stockholders held in 1988, Class I shall have three (3) Directors, Class II shall have three (3) Directors and Class III shall have three (3) Directors.

         Section 3. Change in Number of Directors. Notwithstanding any provision of the Bylaws to the contrary, any amendment thereof relating to an increase or decrease in the authorized number of Directors or to the manner in which the number of Directors is determined shall require the approval of a majority of the entire Board of Directors, or, if the amendment is made by the stockholders, by the affirmative vote of the stockholders of the Corporation representing at leas two-thirds (66-2/3%) of the shares then entitled to vote thereon.

         Section 4. Effect of Increase or Decrease in Size of Board. In the event of any increase or decrease in the authorized number of Directors, (a) each Director then serving as such shall nevertheless continue as a Director of the class of which he is a member until the expiration of his current term, or his prior death, retirement, resignation, or removal, and (b) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three (3) classes of

Directors so that such classes shall remain as nearly equal in size as possible.

         Section 5.  Term of Office and Removal of Directors; Vacancies.

                  (a) Notwithstanding any of the foregoing provisions of this Article THIRTEENTH, each Director shall serve until his successor is elected and qualified or until his prior death, retirement, resignation, or removal.

                  (b) No Director shall be removed from his office as a Director, by vote or other action by stockholders or otherwise, with or without cause, except by the affirmative vote of at least two-thirds (66-2/3%) of the outstanding stock entitled to vote generally in the election of Directors.

                  (c) Should a vacancy occur or be created, whether arising through death, resignation, or removal of a Director or through an increase in the number of Directors of any class, such vacancy shall be filled by a majority vote of the remaining Directors of all classes. Stockholders shall have no right to take action to fill such vacancies. A Director so elected to fill a vacancy shall serve for the remainder of the then present term of office of the class to which he is elected.

         FOURTEENTH: Section 1. Vote Required for Certain Business Combinations. The affirmative vote of the holders of not less than two-thirds (66-2/3%) of the outstanding shares of "Voting Stock" (as hereinafter defined) shall be required for the approval or authorization of any "Business Combination" (as hereinafter defined) of this Corporation or any subsidiary of this Corporation with any "Interested Stockholder" (as hereinafter defined), notwithstanding the fact that no vote may be required or that a lesser percentage may be specified by law, in any agreement with any national securities exchange or otherwise; provided, however, that this two-thirds voting requirement shall not be applicable and such Business Combination shall require only such affirmative vote as is required by law, any agreement with any national securities exchange or otherwise if:

         (a) The "Continuing Directors" (as hereinafter defined) of this Corporation by at least a majority vote have expressly approved such Business Combination either in advance of or subsequent to such Interested Stockholder becoming an Interested Stockholder; or

         (b)      All of the following conditions are met:

                  (i) The cash or "Fair Market Value" (as hereinafter defined) as of the date of the consummation of the Business Combination (the "Combination Date") of the property, securities or other consideration to be received (including, without limitation, capital stock retained by the stockholders) per share by holders of a particular class or series of capital stock, as the case may be, of this Corporation in the Business Combination is not less than the highest of:

                                    (A) the highest  per share price  (including
                  brokerage commissions,  transfer taxes and soliciting dealers'
                  fees) paid by or on behalf of the Interested Stockholder in acquiring beneficial ownership of any of its holdings of such class or series of capital stock of this Corporation (i) within the two-year period immediately prior to the Combination Date or (ii) in the transaction or series of transactions in which in the Interested Stockholder became an Interested Stockholder, whichever is higher; or

                                    (B) the Fair  Market  Value per share of the
                  shares of capital stock being acquired in the Business Combination as of (i) the Combination Date or (ii) the date on which the Interested Stockholder became an Interested Stockholder, whichever is higher; or

                                    (C) in the  case of  Common  Stock,  the per
                  share book value of the Common Stock as reported at the end of the fiscal quarter immediately prior to the Combination Date, and in the case of Preferred Stock, the highest preferential amount per share to which the holders of shares of such class or series of Preferred Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, regardless of whether the Business Combination to be consummated constitutes such an event.

                  The provisions of this sub-paragraph 1(b)(i) shall be required to be met with respect to every class or series of outstanding capital stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class or series of capital stock. In all of the above instances, appropriate adjustments shall be made for recapitalizations and for stock dividends, stock splits and like distributions; and

                  (ii) The consideration to be received by holders of a particular class or series of capital stock shall be in cash or in the same form as previously has been paid by or on behalf of the Interested Stockholder in connection with its direct or indirect acquisition of beneficial ownership of shares of such class or series of stock. If the consideration so paid for any such shares varies as to form, the form of consideration for such shares shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of capital stock previously acquired by the Interested Stockholder; and

                  (iii)  After  such   Interested   Stockholder   as  become  an
         Interested  Stockholder and prior to the  consummation of such Business
         Combination:

                                    (A) except as  approved by a majority of the
                  Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on the outstanding Preferred Stock;

                                    (B) there  shall have been (i) no  reduction
                  in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors, and (ii) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure to so increase such annual rate is approved by a majority of the Continuing Directors; and

                                    (C) such  Interested  Stockholder  shall not
                  have become the beneficial owner of any additional shares of Voting Stock since the date of the transaction which results in such Interested Stockholder becoming an Interested Stockholder; and

                  (iv) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise; and

                  (v) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the
         Securities   Exchange  Act  of  1934  and  the  rules  and  regulations thereunder

         (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act, rules, regulations, or subsequent provisions).

          Section  2.  Certain   Definitions.   For  purposes  of  this  Article
FOURTEENTH:

         (a) The term "Business Combination" shall mean any:

                  (i) merger or consolidation of this Corporation or a "Subsidiary" (as hereinafter defined) of this Corporation with or into an Interested Stockholder or any other corporation which is or after such merger or consolidation would be an "Affiliate" or "Associate" (as hereinafter defined) of an Interested Stockholder, or

                  (ii) sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) with any Interested Stockholder, of all or any "Substantial Part" (as hereinafter defined) of the assets of this Corporation or of a Subsidiary of this Corporation to an Interested Stockholder or any Affiliate or Associate of any Interested Stockholder, or

                  (iii) adoption of any plan or proposal for the liquidation or dissolution of this Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate or Associate of any Interested Stockholder, or

                  (iv) sale, lease, exchange or other disposition (in one transaction or a series of transactions), including without limitation a mortgage or other security device, of all or any Substantial Part of the assets of an Interested Stockholder or any Affiliate or Associate of any

         Interested Stockholder to this Corporation or a Subsidiary of this Corporation, or

                  (v) issuance, pledge, or transfer of securities of this Corporation or a Subsidiary of this Corporation to or with an Interested Stockholder or any affiliate or Associate of any Interested Stockholder, or

                  (vi) reclassification of securities (including any reverse stock split) or recapitalization of this Corporation, or any merger or consolidation of this Corporation with any of its Subsidiaries, or any other transaction that would have the effect, either directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of this Corporation or any Subsidiary of this Corporation which is directly or indirectly beneficially owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder, or

                  (vii) agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

         (b) The term "person" shall mean any individual, firm, corporation or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Voting Stock of this Corporation.

         (c) The term "Interested Stockholder" shall mean any person (other than this Corporation or any Subsidiary, and other than any profit-sharing, employee stock ownership or other employee benefit plan of this Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which is:

                  (i) the "Beneficial Owner" (as hereinafter defined) of ten percent (10%) or more of the Voting Stock; or

                  (ii) an Affiliate or Associate of this Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of ten percent (10%) or more of the Voting Stock; or

                  (iii) an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering with the meaning of the Securities Act of 1933.

         (d) For the purposes of this Article FOURTEENTH, a person shall be deemed to be a Beneficial Owner of any Voting Stock which:

                  (i) such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

                  (ii) such person or any of its Affiliates or Associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding; or

                  (iii) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or

         Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposition of any shares of Voting Stock.

         (e) For the purposes of determining whether a person is an Interested Stockholder pursuant to paragraph (c) of this Section 2, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed to be Beneficially Owned through application of paragraph (d) of this Section 2 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement, or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

         (f) The terms "Affiliate" and "Associate" shall have the respective meaning ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as such Rule is in effect on June 1, 1987.

         (g) The term "Subsidiary" means any corporation of which a majority of any class of equity securities is owned, directly or indirectly, by this Corporation; provided, however, that for the purposes of the definition of "Interested Stockholder" set forth in paragraph (c) of this Section 2, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity securities is owned, directly or indirectly, by this Corporation.

         (h) The term "Continuing Director" means any member of the Board of Directors, while such person is a member of the Board of Directors, who is not an Affiliate, an Associate or a representative of the Interested Stockholder involved in a proposed Business Combination and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director, while such successor is a member of the Board of Directors, who is not an Affiliate, an

Associate or representative of the Interested Stockholder and is recommended or elected to succeed a Continuing Director by a majority of Continuing Directors. Each director elected by the Incorporator of this Corporation shall be a Continuing Director for purposes of this Article FOURTEENTH.

         (i) The term "Substantial Part" shall mean more than twenty percent (20%) of the Fair Market Value, as determined by a majority of the Continuing Directors, of the total consolidated assets of this Corporation and its Subsidiaries taken as a whole, or of the assets of an Interested Stockholder, as of the end of its most recent fiscal year ended prior to the time the determination is being made.

         (j) The term "Voting Stock" shall mean all of the outstanding shares of Common Stock and the outstanding shares of Preferred Stock entitled to vote on each matter on which the holders of record of Common Stock shall be entitled to vote, and each reference to a proportion of shares of Voting Stock shall refer to such proportion of the votes entitled to be cast by such shares voting as one class.

         (k) The term "Fair Market Value" means:

                  (i) in case of capital stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for the New York Stock Exchange Listed Stock, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any successor system in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined in good faith by a majority of the Continuing Directors; and

                  (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

         (l) An Interested Stockholder shall be deemed to have acquired a share of the Voting Stock of this Corporation at the time when such Interested Stockholder became the Beneficial Owner thereof. If a majority of the Continuing Directors is not able to determine the price at which an Interested Stockholder has acquired a share of Voting Stock of this Corporation, such price shall be deemed to be the Fair Market Value of the shares in question at the time when the Interested Stockholder became the Beneficial Owner thereof. With respect to shares owned by Affiliates, Associates or other persons whose ownership is attributed to an Interested Stockholder, the price deemed to be paid therefor by such Interested Stockholder shall be the price paid upon the acquisition thereof by such Affiliate, Associate or other person, or, if such price is not determinable by a majority of the Continuing Directors, the Fair Market Value of the shares in question at the time when the Affiliate, Associate or other such person became the Beneficial Owner thereof.

         Section 3. No Fiduciary Duty Imposed. The fact that any Business Combination complies with the provisions of paragraph 1(b) of this Article FOURTEENTH shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of this Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of, or actions and responses taken with respect to, such Business Combination.

         Section 4. Determinations by the Continuing Directors. A majority of the Continuing Directors of this Corporation shall have the power and duty to determine for the purposes of this Article FOURTEENTH, on the basis of information known to them after reasonable inquiry, whether a person is an Interested Stockholder, the number of shares of Voting Stock beneficially owned by any person, and whether a person is an Affiliate or Associate of another. A majority of the Continuing Directors of the Corporation shall have the further power to interpret all of the terms and provisions of this Article FOURTEENTH.

         FIFTEENTH: Section 1. Limitations on Liability of Directors. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or any successor provision thereto, or
(iv) for any transaction from which the director derived an improper personal benefit.

         Section 2.        Indemnification and Insurance.

         (a) Right to Indemnification. Every person who is or has been a director of this Corporation may be indemnified by the Corporation to the fullest extent permitted by applicable law against expenses reasonably incurred by him or her in connection with any action, suit, or proceeding to which he or she may be a party defendant, or with which he or she may be threatened, by reason of being or having been a director or officer of the

Corporation. The term "expense," as used herein, shall include attorneys' fees, judgments, fines, and amounts paid in settlement.

         (b) Insurance. The Corporation may maintain insurance at its expense, to protect itself and any director or officer of the Corporation against any such expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against any such expense, liability, or loss under the Delaware General Corporation Law.

         Section 3. Non-Exclusivity of Rights. The rights conferred in this Article FIFTEENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

         Section 4. Amendment or Repeal. Any repeal or modification of this Article FIFTEENTH by the stockholders of the Corporation hereafter shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

         SIXTEENTH: This Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Articles TENTH, TWELFTH, THIRTEENTH, FOURTEENTH, FIFTEENTH, and this Article SIXTEENTH may not be repealed or amended in any respect unless such repeal or amendment is approved by the affirmative vote of not less than two-thirds (66-2/3%) of the total voting power of all outstanding shares of stock in this Corporation entitled to vote thereon.

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

         IN WITNESS WHEREOF, Harding Associates, Inc. has caused this Restated Certificate of Incorporation to be signed by Richard S. Harding, its President, and Julia H. Slater, its Assistant Secretary, this 11th day of August 1987.

                                     By  /s/ Richard S. Harding
                                         ---------------------------------------
                                         Richard S. Harding, President



Attest:



/s/ Julia H. Slater
---------------------------------------
Julia H. Slater
Assistant Secretary



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